Exhibit 10.1

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT (the “Agreement”) dated as of January 9, 2007, by and between iParty Corp. a Delaware Corporation, with headquarters located at 270 Bridge Street, Dedham, Massachusetts 02026 (the “Company”) and Highbridge International LLC (the “Investor”).

WHEREAS,

A.            The parties hereto are parties to that certain Securities Purchase Agreement dated as of September 15, 2006 (the “Securities Purchase Agreement”) pursuant to which the Investor purchased a Warrant (the “Existing Warrant”) exercisable for shares of common stock of the Company (the “Warrant Shares”) in accordance with the terms of the Existing Warrant.

B.            Contemporaneously with the execution and delivery of the Securities Purchase Agreement, the Company and the Investor entered into a Registration Rights Agreement, dated as of September 15, 2006 (the “Registration Rights Agreement”) pursuant to which the Company agreed to provide certain registration rights in respect of the Warrant Shares under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder and applicable state securities law.

C.            The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, to amend the Purchase Agreement, the Registration Rights Agreement and the Existing Warrant each as set forth herein.

D.            Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the material promises hereinafter set forth, the Company and the Investor hereby agree as follows:

1.                                       AMENDMENTS TO TRANSACTION DOCUMENTS.

1.1.          Securities Purchase Agreement; Registration Rights Agreement.  The Securities Purchase Agreement and the Registration Rights Agreement and each of the other Transaction Documents are each hereby amended as follows:

(a)           All references to “Warrants” shall mean, and are hereby replaced with, the “Warrants and the Amended Warrant (as defined in that certain Amendment Agreement, dated as of January 9, 2007, between the Company and Highbridge International LLC)”; and

(b)           The defined term “Transaction Documents” is hereby amended to include this Agreement and the Amended Warrant.

(c)           Amended Warrant.  The Existing Warrant, is amended and restated in its entirety as set forth in Exhibit A hereto (as so amended, the “Amended Warrant”) ..

1.2.          Exchange of Warrants.  Simultaneous herewith, the Investor shall surrender the Existing Warrant to the Company, and the Company shall issue to the Investor the Amended Warrant in replacement thereof.

2.                                       REPRESENTATIONS AND WARRANTIES

2.1.          Investor Representations.  The Investor hereby represents and warrants to the Company:

(a)           Ownership of Warrant.  The Investor owns all right, title and interest (legal and beneficial) in and to all of the Warrant.

(b)           Authorization.  The execution and delivery of this Agreement, the performance of all obligations of the Investor hereunder, have been duly authorized by the Investor.  This Agreement constitutes the valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)           Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or other governmental authority on the part of the Investor is required in connection with the consummation of the transactions contemplated by this Agreement.

(d)           Compliance with Other Instruments.  The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in a violation of, or default under, any instrument, judgment, order, writ, decree or contract known and applicable to the Investor.

2.2.          Company Representations.  The Company represents and warrants to the Investor:

(a)           Authorization.  The execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, have been duly authorized by the Company.  This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)           Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or other governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

(c)           Compliance with Other Instruments.  The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in a violation of, or default under, any instrument, judgment, order, writ, decree or contract known and applicable to the Company.

(d)           Holding Period.  For the purposes of Rule 144, the Company acknowledges that, as of the date hereof, the holding period of the Amended Warrant (including the corresponding Warrant Shares) may be tacked onto the holding period of the Existing Warrant (in the case of Cashless Exercise (as defined in the Amended Warrants)), and, in the absence of any applicable change in the SEC rules, regulations or staff interpretation, the Company agrees not to take a position contrary to this Section 3(d).

3.                                       MISCELLANEOUS.

3.1.          Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

3.2.          Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

3.3.          Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

3.4.          Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

3.5.          No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

3.6.          Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

3.7.          No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

3.8.          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Amended Warrant).  The Investor may assign some or all of its rights hereunder without the consent of the Company in connection with a transfer by the Investor of any of the Securities, in which event such assignee shall be deemed to be the Investor hereunder with respect to such assigned rights.

3.9.          Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

iParty Corp.

270 Bridge Street, Suite 301

Dedham, Massachusetts 02026

Telephone:(781) 329-3952

Facsimile:(781) 326-7143

Attention:Sal Perisano, CEO

With a copy to:

Posternak Blankstein & Lund LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199-800

Telephone:(617) 973-6100

Facsimile:(617) 367-2315

Attention:Donald H. Siegel, P.C.

If to the Investor,

Highbridge International LLC

c/o Highbridge Capital Management, LLC

9 West 57th Street, 27th Floor

New York, New York 1001

Attention:Ari J. Storc

Adam J. Chill

Facsimile:(212) 751-0755

Telephone:(212) 287-4720

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP

919 Third AvenueNew York, New York 10022

Telephone:(212) 756-2000

Facsimile:(212) 593-5955

Attention:Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

3.10.        Remedies.  The Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor.  The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment Agreement to be duly executed as of the date first written above.

COMPANY:

IPARTY CORP.

By:	/s/ SAL V. PERISANO
	Name:	Sal V. Perisano
	Title:	Chief Executive Officer

INVESTOR:

HIGHBRIDGE INTERNATIONAL LLC

By:	HIGHBRIDGE CAPITAL
MANAGEMENT, LLC

By:	/s/ ADAM J. CHILL
	Name:	Adam J. Chill
	Title:	Managing Director